EXHIBIT 99.1

Support.com Expands Software Offerings With Acquisition of SUPERAntiSpyware

REDWOOD CITY, CA -- (Marketwire) -- 06/16/2011 -- Support.com (NASDAQ: SPRT), a leading provider of cloud-based technology services and software, today announced the acquisition of SUPERAntiSpyware, a provider of software that detects, removes and protects users against spyware, malware and other online threats.

Support.com makes technology work for consumers and small businesses. Its offerings include both services, which Personal Technology Experts deliver over the Internet, and software, which customers use to fix technology problems themselves.

The acquisition of SUPERAntiSpyware advances Support.com's business in three ways:

-  It increases the number and type of software products Support.com offers directly to consumers and small businesses. Currently, the Company provides a number of PC utilities that enable customers to keep their computers running smoothly, including products that optimize system performance, defragment hard disks and improve start-up time. With the SUPERAntiSpyware acquisition, Support.com extends its software offerings into the security arena, a key area of concern for computer users.

-  The acquisition also enables Support.com to grow its direct business by marketing services offerings to a broader group of software customers. Initiating a customer relationship with a software offering and expanding the relationship to add a services subscription is proving to be a cost-effective customer acquisition strategy for Support.com. By adding anti-malware protection, a top priority for consumers and small businesses, Support.com expands the audience to whom it can market its branded services offerings.

-  Finally, the acquisition broadens the product suite Support.com brings to its channel partners. The Company's channel programs typically involve the resale of Support.com services. Certain partners are now adding the Company's software products to their programs, enabling the partner to grow the size of the program and Support.com to deepen its relationship with the partner. By adding SUPERAntiSpyware, Support.com increases the value it can bring to channel partners wishing to add software to their services programs.

"This acquisition of a leading anti-malware solution advances our strategy of providing both software and services that make technology work," said Josh Pickus, President and Chief Executive Officer of Support.com. "As we did with the Sammsoft acquisition in 2009, we plan to expand SUPERAntiSpyware's business with increased distribution and product enhancements, driving growth in both our direct business and our channel partnerships. With this transaction, we take another step towards our long-term goal of providing complete online technology care for consumers and small businesses."

SUPERAntiSpyware detects, removes and protects users from spyware, adware, Trojans, worms, keyloggers, rootkits, hijackers, parasites, dialers and other malware. The company offers both a free and professional version of SUPERAntiSpyware. SUPERAntiSpyware's free offering, which has been downloaded more than 30 million times, offers excellent anti-malware detection and removal. The professional version, which is available for purchase online, adds automatic updates, real-time protection and other features. SUPERAntiSpyware is architected to complement rather than replace other security products by providing an additional line of defense, and is widely recognized in security forums for being particularly effective against hard-to-detect malware. SUPERAntiSpyware is headquartered in Eugene, Oregon and has fewer than 10 employees. All employees, including founder and industry leader Nick Skrepetos, are joining Support.com.

The transaction is structured as an acquisition of assets with a cash purchase price of $8.5 million.

Updated Financial Guidance

For the second quarter, Support.com expects revenue from its current operations, excluding the acquisition, of between $13.2 - $13.5 million and a non-GAAP net loss per share of ($0.05)-($0.06). This compares to prior guidance of $12.5-$13.5 million in revenue and a non-GAAP net loss per share of ($0.05)-($0.08). The improved guidance is primarily driven by strength in software offerings.

SUPERAntiSpyware had 2010 revenues of approximately $2.5 million and is profitable. It provides software on a subscription basis, and revenues from SUPERAntiSpyware products will be recognized ratably over the subscription term. As is customary in acquisitions of this nature, a substantial percentage of SUPERAntiSpyware's current deferred revenue will not be recognized by Support.com. Given the foregoing, the Company expects the acquisition to contribute only trace amounts to second quarter results.

Conference Call

Support.com will host a conference call discussing the acquisition on June 16, 2011 starting at 5:00 p.m. ET (2:00 p.m. PT). A live audio webcast and replay of the call will be available at the Investor Relations section of Support.com's web site at http://www.support.com/about/investor-relations/webcastsevents. The live call may be accessed by dialing (877) 312-8789 for domestic callers and (253) 237-1314 for international callers and referencing passcode: 76716515. A replay of the call can also be accessed by dialing (800) 642-1687 for domestic callers and (706) 645-9291 for international callers and referencing passcode: 76716515.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) provides cloud-based technology services and software for consumers and small business. The Support.com Personal Technology Experts provide a quick, cost-effective and stress-free technology support experience over the Internet and the phone using the Company's advanced technology platform. Support.com also offers a wide range of easy-to-use software products that detect and repair common computer problems and optimize performance. Support.com offers programs through many of the nation's leading retailers, broadband service providers, software vendors and PC/CE OEMs, and provides software to over a million consumers and small businesses. For more information please visit us at: www.support.com, www.facebook.com/support.com, or http://twitter.com/#!/support_com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit www.support.com.

Copyright © 2011 Support.com, Inc. All rights reserved. Support.com and Personal Technology Experts are trademarks or registered trademarks of Support.com, Inc. in the U.S. and other countries.

Note on Forward-Looking Statements

Statements made in this document that are not historical facts are "forward-looking statements" and accordingly involve risks and uncertainties that could cause actual results to differ materially from those described herein. Forward-looking statements include, for example, all statements relating to projected financial performance (including without limitation statements involving projections of revenue, margin, income (loss), earnings (loss) per share, cash usage, capital structure, and other financial items); the plans and objectives of management for future operations, products or services; the performance of the SUPERAnitSpyware assets once owned by Support.com; and future performance in economic and other terms. The potential risks and uncertainties that could cause results to differ materially include, among others, our ability to retain and grow major partnerships, our ability to market and sell software, including the SUPERAnitSpyware software, directly to consumers and small business, our ability to maintain and grow revenue, our ability to scale and manage our workforce and our ability to control expenses and achieve desired margins. These and other risks are detailed in Support.com's reports filed with the Securities and Exchange Commission, including without limitation its latest Annual Report on Form 10-K and its latest quarterly report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com does not intend to update this information to reflect future events or circumstances, and disclaims any obligation to do so except as may be required by law.

Disclosure Regarding Non-GAAP Financial Measures

Support.com excludes stock-based compensation expense, amortization of intangible assets, restructuring and impairment charges and the income tax impact of the disposition of business units on continuing operations from its GAAP results in order to determine the non-GAAP financial measure of net income (loss) per share referenced in this document. We believe that the non-GAAP measure, when viewed in addition to and not in lieu of our reported GAAP results, assists investors in understanding our results of operations.

A. Stock-based compensation. Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company's business. The Company is unable to estimate the impact of such compensation on Q2 2011 results without unreasonable efforts.

B. Amortization of intangible assets. The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. The Company estimates such charges at approximately $150,000 for Q2 2011.

C. Restructuring and impairment charges. The Company does not undertake significant restructurings on a predictable basis and, as result, excludes associated charges in order to enable better and more consistent evaluation of the Company's operating expenses before and after such actions are taken. The Company does not anticipate any material amount of these charges in Q2 2011.

D. Acquisition expense. The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition expenses such as legal fees and banker or advisor fees when evaluating ongoing operating performance. The Company estimates such charges at approximately $350,000 for Q2 2011.

E. Income tax impact of disposition of business units. The Company excludes the inter-period income tax impact of the disposition of business units on continuing operations, because this tax impact is not a result of the Company's continuing operations. The Company anticipates these charges to be at zero for Q2 2011.

The Company believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with the Company's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such charges and expenses will not be incurred in subsequent periods.

Contact Information:

Investor Contact

Ingrid Ebeling
Market Street Partners
(415) 445-3239
sprt@marketstreetpartners.com

Media Contact

Seth Geisler
Martin Levy Public Relations, Inc.
858.610.9860
seth@martinlevypr.com
www.martinlevypr.com